                           PURCHASE AND SALE AGREEMENT

            THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), made as of May 28, 1998, by and between CCHI LIMITED PARTNERSHIP, a Delaware limited partnership having an address of 335 Madison Avenue, New York, New York ("Purchaser"), and MONROE INVESTMENT CORP., a Maryland corporation having an address of 335 Madison Avenue, New York, New York ( "Seller").

                             W I T N E S S E T H :

            WHEREAS, Seller is the owner of that certain first mortgage loan secured by the OMNI Hotel in Newport News, Virginia (the "Mortgage Loan") and a 20% preferred limited partnership interest in the owner of the Allwood Brighton Office Center in Clifton, Passaic, New Jersey (the "Mezzanine Investment"; and, collectively with the Mortgage Loan, the "Initial Investments"), each as further described on Schedule 1 and Schedule 2 hereof, respectively;

            WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller's' right, title and interest in the Initial Investments.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Sale. On the Closing Date (as hereafter defined), Seller agrees to sell, assign, and transfer to Purchaser, and Purchaser agrees to purchase and accept from Seller, all of Seller's right, title and interest in the Initial Investments, in accordance with the terms and conditions of this Agreement.

            SECTION 2. Price. The purchase price (the "Purchase Price") for the Initial Investments shall be fair market value of the Investments determined as of the Closing Date in accordance with Exhibit A attached hereto. On the Closing Date, Purchaser shall pay to Seller the Purchase Price by wire transfer of immediately available funds to an account or the accounts designated in writing by Seller.

            SECTION 3. Closing. (a) The consummation of the sale and purchase contemplated in this Agreement (the "Closing") shall occur at 1:00 p.m. on the date of the Closing of the initial public offering (the "IPO") of the Class A common stock of Clarion Commercial Holdings, Inc. (the "Company"), the general partner of Purchaser's general partner, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

            (b) At the Closing, upon receipt by Seller of the items set forth in
Section 3(c) hereof, Seller shall deliver to Purchaser the following:

                  (i) the documents listed on Schedule 1 attached hereto with respect to the Mortgage Loan; and

                  (ii) the documents listed on Schedule 2 attached hereto with respect to the Mezzanine Investment.

At the Closing Seller shall represent and warrant to Purchaser that it owns the Initial Investments free and clear of any lien or encumbrance and has the legal right to transfer the Initial Investments to Purchaser without the consent of any third party.

            (c) At the Closing, upon receipt by Purchaser of the items set forth in Section 3(b) hereof, Purchaser shall deliver to Seller the Purchase Price in the manner set forth in Section 2 hereof.

            (d) All documents and funds to be delivered at the Closing shall be deemed to have been delivered simultaneously and no delivery shall be effective until all such documents, instruments and funds have been delivered.

            SECTION 5. Conditions Precedent to Purchaser's Obligations. Notwithstanding anything to the contrary contained herein, the purchase and sale contemplated hereby shall be expressly conditioned upon:

            (a)   the closing of the IPO prior to July 1, 1998; and

            (b) as to each Initial Investment, the Board of Directors of the Company has approved the purchase of such Initial Investment in accordance with the terms hereof.

            In the event the Board of Directors of the Company fails to approve the purchase by Purchaser of any Initial Investment, this Agreement shall remain valid and binding with respect to each other Initial Investment.

            SECTION 5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered with proof of delivery thereof (any notice or communications so delivered being deemed to have been received at the time delivered on a Business Day (as hereinafter defined)), (b) sent by United States registered or certified mail, postage prepaid (any notice or communication so sent being deemed to have been received two (2) Business Days after mailing in the United States) or (c) sent by nationally recognized overnight courier (any notice or communication so sent being deemed to have been received on the first
(1st) Business Day subsequent to the date sent), addressed to the respective parties as follows:

            if to Purchaser:

                  CCHI Limited Partnership
                  335 Madison Avenue
                  New York, New York 10017
                  Attention:  Daniel Heflin

            if to Seller:

                  Monroe Investment Corp.
                  c/o Clarion Capital, LLC
                  335 Madison Avenue
                  New York, New York 10017
                  Attention: Daniel Heflin

or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt. A "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

            SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

            SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and designated by the parties.

            SECTION 8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9. No Assignment. Neither party hereto may assign its respective rights and obligations hereunder, in whole or in part, without the prior written consent of the other party hereto.

            SECTION 10. Entire Contract. This Agreement together with the Exhibits hereto, constitutes the entire agreement of the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written are hereby merged herein.

                                  *    *    *

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                              PURCHASER:

                              CCHI LIMITED PARTNERSHIP

                              By: CCHI General, Inc., general partner

                              By:_______________________________________________
                                    Daniel Heflin
                                    President


                              SELLER:

                              MONROE INVESTMENT CORP.

                              By:_______________________________________________
                                    Daniel Heflin
                                    President

                                   SCHEDULE 1
                             MORTGAGE LOAN DOCUMENTS

            1. The original Promissory Note, dated as of December 18, 1997, from EECO, a Virginia general partnership in favor of CMBS Opportunity Fund, LLC (predecessor to Seller), endorsed to Purchaser.

            2. An original or a copy of the Mortgage, dated as of December 18, 1997 and recorded in the Clerk's Office, Circuit Court, Newport News, Virginia in Deed Book 1486, on December 19, 1997, from EECO, a Virginia general partnership in favor of CMBS Opportunity Fund, LLC (predecessor to Seller), and an assignment thereof to Purchaser in recordable form.

            3. The original of any loan agreement, assignment of leases and rents, guaranty, letters of credit, security agreement or any other document, agreement as instrument executed in connection with the Mortgage Loan, and any amendments thereto, and assignments thereof in favor of Purchaser.

            4. Filed copies of any UCC Financing Statements related to the personal property securing the Mortgage Loan and assignment thereof in favor of Purchaser.

            5. Any surveys, insurance certificates, appraisals, environmental reports, engineering reports, title policies or other such documents maintained in Seller's files with respect to the Mortgage Loan.

                                   SCHEDULE 2

                          Mezzanine Investment Document

            1. A certified copy of the partnership agreement of Allwood Brighton Associates, L.P. (the "Partnership").

            2. An assignment of Seller's 20% partnership interest in the Partnership in favor of Purchaser.

            3. Any other reports, appraisals, surveys or other such materials relating to the property owned by the Partnership in Seller's possession.

                                    EXHIBIT A
                  PROCEDURES FOR DETERMINING THE PURCHASE PRICE

           The portion of the Purchase Price attributable to Mortgage Loan will be determined by an independent investment bank.

           The portion of the Purchase Price attributable to the Mezzanine Investment will equal the sum of the unpaid principal balance of such Mezzanine Investment as of the Closing Date plus any accrued interest thereon and associated, reasonable acquisition costs incurred by Seller.